Exhibit 3.1

State of .Delaware Secretary of State Division of Corporations .Delivered 02:54 PM 07/12/2010 FILED 02:52 PM 07/12/2010 SRV 100733655 - 3068837 FILE CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF UTEK CORPORATION UTEK CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify: 1. On January 18 , 2010 , the Board of Directors of the Corporation duly adopted a resolution regarding a proposed wnendment of the Certificate of Incorporation of the Corporation (the "Certificate"), declaring said amendment to be advisable and directing that the amendment be submitted to a vote of the stockholders of the Corporation at the annual meeting of the stockholders, 2. The proposed amendment is as follows: Article 1, in its entirety, of the Certificate be revoked, declared null and void and cf no further effect and in lieu thereof, the following article is adopted, approved and ratified: Article 1. NAME 111e name of thi:: Corporation is Innovaru, Inc. 3. That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation at the annual meeting of the stockholders of the Corporation on July 8 , 2010 approved and adopted the amendment with the necessary number of shares as requ i red by statute voting in favor of the amendment . 4. That said amendment was duly adopted in accordance with the provision •: of Section 242 of the General Corporation Law of the State of Dt!laware . IN WITNESS WHEREOF, 1he undersigned, as Secretary oftjle COfJ?3f • has exec 1 .1ted thls Certificate of Amendment to Certificate of Incorporation on this 'cay of[)J!!IJ - 010. UTEK CORPORATION ! ! 0 i, · aLMoli c/ 0 Cai - ole R. Wright,cluefinancial Officer, Treasurer and Secretary SLK_TAM: Ill 189214vl

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CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORA TlON OF UTEK CORPORATION UTEK Corporation (the "Corporation''), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware {the "DGCL "), does hereby certify as follows: FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution and directed that said resolution be submtted to stockholders of the Corporation entitled to vote in respect thereof for their approval: RESOLVED, that the Certificate of Incorporation be amended by changing the article thereof numbered "ARTlCLE 4" so that, as amended, said article shall be and read as follows: ARTICLE 4. SHARES The total authorized stock of this corporation shall consist of 29,000,000 shares of common stock having a par value of $0.0 l per share (the "Common Stock') and 1,000,000 shares of preferred stock having a par value of $0 . 0 I per share (the "Preferred Stock") . Each share of Common Stock shall entitle the holder to (I) one vote on all matters submitted to a vote of the shareholders, (ii) to receive dividends when and if declared by the Board of Directors from funds legally available therefore according to the number of shares held, and (iii) upon liquidation, dissolution or winding up of the Corporation, to share ratably in any assets available for distribution to shareholders and payment of all obligations of the Corporation and after provision has been made with respect to each class of stock, if any, having preference over the Common Stock. The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolution, before the issuance of any shares of a particular series, the number ;ind any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are pennjtted by Delaware General Corporation Law in respect of any series of Preferred Stock of the corporation. SECOND: The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 13. 1999. THIRD: The foregoing amendment has been duly adopted by the Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL. IN WITNESS WHEREOF, UTEK Corporation has caused this Certificate . of Amendment to the Certificate of Jncorporation to be signed by its Chairman and Chief Executive Officer thi 0 day of June, 2007. Clifford M. Gross, Ph.D. Chainnan and Chief Executive Officer WO 7498&1.I State of Delaware Secreta.ey of State Division of Corporations Delivered 06:08 PM 07/12/2007 FILED 05: 54 PM 07/12/2007 SRV 070809331 - 3068837 FILE

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